UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 26, 2012 (December 20, 2012)

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-16075	86-0449546
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

17383 Sunset Boulevard, Suite A310, Pacific Palisades, CA 90272

(Address of Principal Executive Offices/Zip Code)

(213) 745-2123

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Witten communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 21, 2012, Sequential Brands Group, Inc. (“Sequential”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors, including Yehuda Shmidman, the chief executive officer of Sequential, and a fund affiliated with Tengram Capital Associates, LLC of which three of Sequential’s board members are controlling members (the “Tengram Fund” and collectively, the “Investors”), pursuant to which Sequential agreed to sell to the Investors an aggregate of 4,966,667 shares of Sequential’s common stock, par value $0.001 (the “Securities”), at a purchase price of $4.50 per share, for a total offering amount of $22.4 million (the “Offering”). Mr. Shmidman agreed to purchase 11,111 Securities and the Tengram Fund agreed to purchase 733,333 Securities in the Offering. The Offering is expected to close on January 9, 2012, subject to customary closing conditions. The Purchase Agreement further provides that the parties will enter into a registration rights agreement as of the closing date that requires Sequential to file a shelf registration statement for the Securities.

The foregoing description of the Purchase Agreement is a summary and is qualified in its entirety by reference to the form of Purchase Agreement attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 is hereby incorporated by reference. The Securities to be issued in the Offering were offered and will be sold in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Rule 506 of Regulation D thereunder (“Regulation D”). Each Investor represented that it was an “accredited investor” as defined in Regulation D.

The Securities to be issued may not be offered or sold in the United States absent registration or exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, are an offer to sell or the solicitation of an offer to buy any shares of Sequential’s Securities.

Item 7.01 Regulation FD Disclosure

On December 21, 2012, Sequential issued a press release in connection with the parties’ announcement of the Heelys License Agreement, which is attached hereto as Exhibit 99.1. On December 26, 2012, Sequential issued a press release regarding the Offering, which is attached hereto as Exhibit 99.2. Pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission Release No. 33-8176, the information contained in the press releases furnished as exhibits hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, are not subject to the liabilities of that section and are not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. In addition, the press releases contain statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in such press releases.

Item 8.01 Other Events

On December 20, 2012, Sequential entered into a multi-country exclusive license agreement (the “Heelys License Agreement”) with BBC International LLC (“BBC”) to license the trademark “Heelys” and all existing derivative brands, including (i) Heelys, (ii) Sidewalk Sports, (iii) Nano, and (iv) Soap (collectively, the “Marks”). The Heelys License Agreement grants an exclusive, nontransferable, non-assignable license, without the right to sub-license, to use the Marks and certain proprietary rights, including patents, in connection with the manufacturing, distribution, advertising and sale of wheeled footwear and footwear without wheels (the “Licensed Products”) subject to the terms and conditions stated in the Heelys License Agreement. As previously disclosed, on December 7, 2012, Sequential, Heelys, Inc., a Delaware corporation (“Heelys”), and Wheels Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Sequential (“Merger Sub”), entered into an agreement and plan of merger (the “Merger Agreement”) pursuant to which, among other things, Merger Sub will be merged with and into Heelys, with Heelys surviving the Merger as a wholly-owned subsidiary of Sequential, subject to the terms and conditions of the Merger Agreement (the “Merger”). The Heelys License Agreement is contingent upon Sequential acquiring ownership of the Marks from Heelys and shall terminate automatically if Sequential fails for any reason to acquire ownership of the Marks. If the Merger does not close by January 25, 2013, certain penalties, including royalty payment adjustments, will be triggered and, if the Merger does not close by February 28, 2013, the Heelys License Agreement provides for a review and adjustment of the dates and terms set forth therein.

The term of the Heelys License Agreement began on December 20, 2012 and expires on June 30, 2019, but is subject to adjustment based on the closing date of the Merger. Subject to certain conditions, the Heelys License Agreement may be renewed by BBC for two renewal periods of five years each in years five and ten, respectively, provided that BBC is not in default of the terms and conditions of the Heelys License Agreement and in compliance with the aggregate guaranteed minimum royalties requirements set forth therein.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits.

Exhibit Number	Description

10.1	Form of Securities Purchase Agreement, dated December 21, 2012.

99.1	Press release issued by Sequential on December 21, 2012 regarding the Heelys License Agreement.

99.2	Press release issued by Sequential on December 26, 2012 regarding the Purchase Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENTIAL BRANDS GROUP, INC.

Date: December 26, 2012	By:	/s/ Yehuda Shmidman
Name: Yehuda Shmidman
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Securities Purchase Agreement, dated December 21, 2012.

99.1	Press release issued by Sequential on December 21, 2012 regarding the Heelys License Agreement.

99.2	Press release issued by Sequential on December 26, 2012 regarding the Purchase Agreement.